Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES CORPORATE RESTRUCTURING DESIGNED TO STREAMLINE OPERATIONS, MAXIMIZE CASH FLOW AND DRIVE SUSTAINABLE EARNINGS GROWTH

- Expected to Reduce Annual Operating Expenses by At Least $75 Million -

- Focus on Targeted R&D Spend, Consolidated Commercial Operations,
Improved Manufacturing Efficiency and Streamlined G&A Expenses —

CHESTERBROOK, Pa., September 9, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced steps it is taking to reduce its costs and more fully support the Company’s goal to drive earnings growth and build shareholder value. These steps are being launched after a comprehensive assessment of Auxilium’s broadened product portfolio and current cost structure and what management believes to be Auxilium’s growth assets, commercial strengths, opportunities and challenges and the Company’s manufacturing needs and capabilities. The restructuring is designed to:

•                                          Reduce annual operating expenses by at least $75 million and align cost structure with the Company’s current product portfolio

•                                          Stabilize cash flow and improve leverage ratio

•                                          Realign the commercial organization and strategically consolidate the current three sales forces into two sales forces, strengthening the Company’s urologist franchise offering while maintaining the momentum for the XIAFLEX® for Peyronie’s Disease and STENDRA® launches and supporting the growth potential of TESTOPEL® and edex®

•                                          Maintain the targeted commercial resources dedicated to continuing the stable growth momentum of XIAFLEX for Dupuytren’s contracture

•                                          Focus R&D efforts on the efficient development of near-term value programs — cellulite and Frozen Shoulder Syndrome

•                                          Improve manufacturing efficiency and enhance inventory management

“We believe the changes announced today support our corporate growth strategy and enhance and accelerate our ability to achieve our goal of building Auxilium into a leading, diversified North American specialty biopharmaceutical company,” said Adrian Adams, Chief Executive Officer and President of Auxilium Pharmaceuticals. “Auxilium has faced significant challenges this year, in particular a dramatic decline in the testosterone replacement therapy market. We are making difficult but necessary changes at the operational level to strengthen our balance sheet, reinforce our competitive position and, we believe, drive shareholder value. We are confident that these steps will make us a leaner, more efficient and more competitive company and, after our anticipated merger with Canadian biotechnology company QLT, Inc., will provide a stronger platform to accelerate our growth and transformation.”

Auxilium has identified annual cost savings totaling greater than $75 million, which includes reducing headcount by approximately 30 percent, the majority of which will be immediate, realigning the commercial organization from three into two sales forces, focusing its R&D efforts and expenditures and improving manufacturing efficiency. The Company anticipates substantial completion of the restructuring by the end of 2014, with the full $75 million run-rate achieved by mid-year 2015. In 2014, Auxilium expects to record certain charges totaling up to $20 million associated with the restructuring, primarily resulting from severance and contract-related expenses.

“Finally, we would like to thank all affected and unaffected Auxilium employees for their efforts, dedication and commitment to the Company’s growth and success. Each of our departing employees has played an important role in Auxilium’s successes and we wish them well in their future endeavors,” stated Mr. Adams.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. The Company now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex®(alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon® ErecAid®, the leading device for aiding erectile dysfunction, STENDRA® (avanafil), an oral erectile dysfunction therapy, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture, Testim® (testosterone gel) for the topical treatment of hypogonadism and an Authorized Generic version of Testim (testosterone gel) with its partner Prasco, LLC. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the proposed merger, QLT, Inc. (“QLT”) filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a preliminary joint proxy statement of Auxilium and QLT that also constitutes a preliminary prospectus of QLT (the “Form S-4”). The Form S-4 has not yet been declared effective by the SEC and is not complete and will be further amended. Auxilium and QLT plan to mail the definitive joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE

URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT / PROSPECTUS, BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the Form S-4, as well as other filings containing information about Auxilium and QLT, free of charge, at the website maintained by the SEC at www.sec.gov and, in QLT’s case, also at the website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com. You may also obtain these documents, free of charge, from Auxilium’s website (www.Auxilium.com) under the heading “Investors—SEC Filings” or by directing a request to Auxilium, Attention: Investor Relations, 640 Lee Road, Chesterbrook, PA 19087. You may also obtain these documents, free of charge, from QLT’s website (www.qltinc.com) under the tab “Investors” and then under the headings “Securities Filings” and “Proxy Circulars” or by directing a request to QLT, Attention: Investor Relations, 887 Great Northern Way, Suite 250, Vancouver, BC, Canada, V5T 4T5.

Participants in the Solicitation

The respective directors and executive officers of Auxilium and QLT and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Auxilium’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Auxilium on April 10, 2014, and information regarding QLT directors and executive officers is available in its Annual Report on Form 10-K/A filed with the SEC and applicable Canadian securities regulators by QLT on April 30, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the applicable Canadian securities regulators when they become available.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions, and include statements about: the Company’s plans to reduce costs in 2014 and 2015 and the design of such plans, its successful execution of such cost reductions, and the effects of such cost reductions; whether the QLT merger, if consummated, will drive growth and accelerate the Company’s transformation; and the Company’s product candidates in development. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investors - SEC

Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:
Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com